UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2017 bluebird bio, Inc.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	001-35966	13-3680878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Binney Street, Cambridge, MA		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (339) 499-9300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01   Other Events

On December 10, 2017, bluebird bio, Inc. (“bluebird”) issued a press release announcing data presented at the 58th Annual Meeting of the American Society of Hematology (“ASH”) from the CRB-401 clinical study of the bb2121 product candidate in patients with relapsed/refractory multiple myeloma.

Also on December 10, 2017, bluebird issued a press releas announcing data presented at ASH from the Northstar (HGB-204) and Northstar-2 (HGB-207) clinical studies of the LentiGlobin product candidate in patients with transfusion-dependent beta-thalassemia, and a press release announcing data presented at ASH from the HGB-206 clinical study of the LentiGlobin product candidate in patients with severe sickle cell disease.

On December 11, 2017, bluebird issued a press release announcing data presented at ASH from the HGB-205 clinical study of the LentiGlobin product candidate in patients with severe sickle cell disease and transfusion-dependent beta-thalassemia.

The full text of bluebird’s press releases regarding these announcements are filed as Exhibits 99.1, 99.2, 99.3, and 99.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by bluebird bio, Inc. on December 10, 2017 regarding data from the CRB-401 clinical study
99.2	Press release issued by bluebird bio, Inc. on December 10, 2017 regarding data from the HGB-204 and HGB-207 clinical studies
99.3	Press release issued by bluebird bio, Inc. on December 10, 2017 regarding data from the HGB-206 clinical study
99.4	Press release issued by bluebird bio, Inc. on December 11, 2017 regarding data from the HGB-205 clinical study

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2017	bluebird bio, Inc.
	By:	/s/ Jason F. Cole
Jason F. Cole
Chief Legal Officer